SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [x]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x] Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[ ] Definitive proxy statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to/section/240.14a-11(c) or /section/240.14a-12


                            nSTOR TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Persons(s) Filing proxy statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        (1) Title of each class of securities to which transaction applies:
        (2) Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange
            Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4) Proposed maximum aggregate value of transaction:
        (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount previously paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date:
        (5) Filed:

                            nSTOR TECHNOLOGIES, INC.
                               10140 Mesa Rim Road
                           San Diego, California 92121

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 10, 2002

To the Stockholders of
nStor Technologies, Inc.

        The board of directors of nStor Technologies, Inc. invites you to attend the 2001 Special Meeting of Stockholders of nStor to be held on January 10,
2002, at 10:00 a.m., local time, at The Hilton Palm Beach Airport, 150 Australian Avenue, West Palm Beach, Florida for the following purposes, all of which are described more completely in the accompanying proxy statement:

          (1) To approve the issuance of (a) 39,000,000 shares, or approximately 34%, of our common stock to Halco Investments L.C. ("Halco"), an entity controlled by Maurice Halperin, the chairman of our board of directors, upon conversion of our Series K Convertible Preferred Stock; (b) approximately 16,257,000 shares of our common stock to all of our preferred stockholders to induce such holders to convert their shares of preferred stock and any accrued dividends thereon into common stock; and (c) 750,000 shares of our common stock to H. Irwin Levy, the vice-chairman of our board of directors, in exchange for $300,000 owed to Mr. Levy by our company.

          (2) To approve an amendment to our certificate of incorporation increasing the number of authorized shares of common stock from 75,000,000 to 200,000,000.

          (3) To approve an amendment to our certificate of incorporation eliminating the Series J Convertible Preferred Stock.

          (4)  To approve and adopt our 2001 Stock Option Plan.


        Approval of proposals 1 and 4 is conditioned upon the approval of proposal 2. If proposal 2 is not approved, proposals 1 and 4 will also not be approved even if proposals 1 and 4 receive the requisite stockholder approval.

        Current stockholders who own, as of the record date, shares of our common and/or preferred stock representing approximately 47% of the voting power of our capital stock have executed proxies instructing the proxyholder to vote in favor of, or have otherwise agreed to vote in favor of, proposals 1 and 2.

        The board of directors has fixed the close of business on December 7, 2001 as the record date for determining those stockholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

        Whether or not you expect to be present, please promptly mark, sign and date the enclosed proxy and return it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States.

                                By Order of the Board of Directors

                                Orilla F. Floyd, Secretary

West Palm Beach, Florida
December __, 2001

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                                TABLE OF CONTENTS

PURPOSES OF THE MEETING........................................................1

INFORMATION CONCERNING THE PROXY...............................................1

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS................................2

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS.................3

PROPOSALS......................................................................5

EXECUTIVE COMPENSATION........................................................15

INFORMATION CONCERNING STOCKHOLDER PROPOSALS..................................19

                      2001 SPECIAL MEETING OF STOCKHOLDERS
                                       OF
                            nSTOR TECHNOLOGIES, INC.

                             ----------------------


                                 PROXY STATEMENT

                             ----------------------

        This proxy statement is furnished in connection with the solicitation by our board of directors of proxies from the holders of our common stock, par value $.05 per share, and our preferred stock, par value $.01 per share, for use at our 2001 Special Meeting of Stockholders to be held at 10:00 a.m., local time, on Thursday, January 10, 2002, at The Hilton Palm Beach Airport, 150
Australian  Avenue,  West  Palm  Beach,  Florida,  or at any  adjournment(s)  or postponement(s), pursuant to the enclosed Notice of Special Meeting of Stockholders.

        The approximate date on which this proxy statement and the enclosed proxy are first being sent to stockholders is December 14, 2001. Our executive offices are located at 10140 Mesa Rim Road, San Diego, California 92121, and our telephone number is (858) 453-9191.

                             PURPOSES OF THE MEETING

        At the special meeting, our stockholders will consider and vote upon the following matters:

        (1) To approve the issuance of (a) 39,000,000 shares, or approximately 34%, of our common stock to Halco Investments L.C. ("Halco"), an entity controlled by Maurice Halperin, the chairman of our board of directors, upon conversion of our Series K Convertible Preferred Stock; (b) approximately 16,257,000 shares of our common stock to all of our preferred stockholders to induce such holders to convert their shares of preferred stock and any accrued dividends thereon into common stock; and (c) 750,000 shares of our common stock to H. Irwin Levy, the vice-chairman of our board of directors, in exchange for $300,000 owed to Mr. Levy by our company;

        (2) To approve an amendment to our certificate of incorporation increasing the number of authorized shares of common stock from 75,000,000 to 200,000,000;

        (3) To approve an amendment to our certificate of incorporation eliminating the Series J Convertible Preferred Stock; and

        (4)  To approve and adopt our 2001 Stock Option Plan.


                        INFORMATION CONCERNING THE PROXY

        You must follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the special meeting. The proxyholders named on the proxy will vote your shares as you instruct. If you sign and return the proxy but do not vote on a proposal, the proxyholder will vote for you on that proposal. Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (a) FOR the issuances of common stock described under "Proposal 1", (b) FOR the amendment of our certificate of incorporation increasing the number of authorized shares of common stock from 75 million to 200 million, (c) FOR the amendment of our certificate of incorporation eliminating the Series J Convertible Preferred Stock and (d) FOR the approval and adoption of our 2001 Stock Option Plan. In the event a stockholder specifies a different choice by means of the enclosed proxy, his/her shares will be voted in accordance with the specification so made.

        Once you have completed the enclosed proxy, sign and date the proxy and mail it back to us in the enclosed envelope. The giving of a proxy does not preclude you from voting in person at the special meeting. Stockholders have an unconditional right to revoke their proxy at any time prior to exercise, either by voting in person at the special meeting or by filing with our Secretary at our offices located at 100 Century Boulevard, West Palm Beach, Florida 33417, a written revocation or duly executed proxy bearing a later date. However, no such revocation will be effective unless we receive written notice of the revocation or a duly executed proxy bearing a later date at or prior to the special meeting.

        We will bear the cost of preparing, assembling and mailing this proxy statement, the Notice of Special Meeting of Stockholders and the enclosed proxy. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone. Those persons will receive no compensation for soliciting proxies other than their regular compensation. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

        The board of directors has set the close of business on December 7, 2001 as the record rate for determining stockholders entitled to notice of, and to vote at, the special meeting. As of the record date, there were 37,719,022 shares of our common stock issued and outstanding, all of which are entitled to be voted at the special meeting. Each share of common stock is entitled to one vote on each matter submitted for approval at the special meeting. In addition, as of the record date, there were an aggregate of 17,692 shares of our convertible preferred stock (together with our common stock, the "capital stock") issued and outstanding, which shares are entitled to an aggregate of 20,877,432 votes on each matter submitted for approval at the special meeting. All of the shares of our capital stock vote as a single class on all matters submitted to stockholders for a vote.

        The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of capital stock entitled to vote at the special meeting is necessary to constitute a quorum. Shares represented by proxies which are marked "abstain" will only be counted for determining the presence of a quorum. For all of the proposals, an abstention will have the effect of a negative vote.

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining the presence of a quorum.

        The affirmative vote of a majority of votes cast by all stockholders entitled to vote at the meeting other than Mr. Halperin or his affiliates (the "disinterested stockholders"), will be required for approval of proposal 1. The affirmative vote of a majority of shares entitled to vote held by our disinterested stockholders will be required for approval of proposals 2 and 3. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote, will be required for approval of proposal 4.

        Approval of proposals 1 and 4 is conditioned upon the approval of proposal 2. If proposal 2 is not approved, proposals 1 and 4 will also not be approved even if proposals 1 and 4 receive the requisite stockholder approval.

        Current stockholders who own, as of the record date, shares of our common and/or preferred stock representing approximately 47% of the voting power of our capital stock have executed proxies instructing the proxyholder to vote in favor of, or have otherwise agreed to vote in favor of, proposals 1 and 2.

        A list of the stockholders entitled to vote at the special meeting will be available at our offices located at 100 Century Boulevard, West Palm Beach, Florida 33417, for a period of ten days prior to the special meeting for examination by any stockholder.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth, as of November 15, 2001, information with respect to the beneficial ownership of our common stock by (i) each person known by us to beneficially own more than 5% of the outstanding shares of common stock, (ii) our chief executive officer and other executive officers whose compensation is required to be disclosed pursuant to the rules of the SEC (collectively referred to as the "Named Officers") and each of our directors, and (iii) all of our directors and executive officers as a group.

Name and Address
of Beneficial                  Amount and Nature of           Percent of Common
Owner                          Beneficial Ownership(1)        Stock Outstanding
--------------------------    --------------------------    --------------------

H. Irwin Levy                              13,309,977(2)               28.2%
100 Century Blvd.
West Palm Beach, FL 33417

Bernard Marden                              6,935,811                  17.1%
1290 S. Ocean Blvd.
Palm Beach, FL  33480

W. David Sykes                              7,238,466                  16.1%
2016 Ocean Front
Del Mar, CA  92014

Sykes Family Trust                          6,676,750                  15.0%
5415 Oberlin Drive
San Diego, CA 92121

Maurice Halperin                            3,077,844(3)                8.2%
17890 Deauville Lane
Boca Raton, FL 33496

Michael L. Wise                               666,412(4)                1.8%

Larry Hemmerich                               477,653                   1.3%

Bernard R. Green                              341,348                   *

Jonathan Ash                                    --                      *

Roger H. Felberbaum                            52,500(5)                *

James A. Habuda                                53,000                   *

Lawrence F. Steffann                          245,100(6)                *

David W. Tweed                                  2,000(7)                *

Thomas G. Wrightson                            64,333                   *

All executive officers                         18,191,400              37.7%
and directors as a group
(12 persons)

* Less than 1%
(1) Unless otherwise indicated, each stockholder listed has the sole power to vote and direct disposition of the shares of common stock shown as beneficially owned by such stockholder. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of the following shares which such person or group has the right to acquire pursuant to options, warrants or convertible equity securities (including our various classes of preferred stock) that are exercisable or convertible within 60 days of the date hereof: Mr. Levy - 9,513,916 shares (which includes 2,877,988 shares of common stock issuable upon conversion of preferred stock owned by two corporations controlled by Mr. Levy); Mr. Sykes - 7,238,466 shares (which Includes 6,676,750 shares held by Sykes Family Trust for which Mr. Sykes is a trustee, and 406,583 shares held by Sykes Children's Trust of 1993 over which Mr. Sykes has dispositive power); Sykes Family Trust - 6,676,750 shares; Mr. Marden - 2,907,890 shares (which includes 1,878,057 shares held by a trust of which Mr. Marden is a trustee); Mr. Wise - 212,000 shares; Mr. Green - 60,000 shares; Mr. Felberbaum - 20,000 shares; Mr. Habuda - 53,000 shares; Mr. Hemmerich - 477,653 shares; Mr. Steffann - 225,000 shares; Mr. Wrightson - 64,333 shares; and all executive officers and directors as a group - 10,534,235 shares. See "Executive Compensation".
(2) Includes 335,897 shares of common stock owned by a corporation controlled by Mr. Levy.
(3) Represents shares deemed to be beneficially owned by Halco Investments L.C.,an entity controlled by Maurice Halperin, the chairman of our board of directors. Does not include the 39,000,000 shares Halco will acquire upon conversion of the Series K Convertible Preferred Stock or the 10,000,000 shares that will be placed into a voting trust over which Mr. Halperin will have the power to direct the vote since such issuances are subject to stockholder approval. Upon stockholder approval, Mr. Halperin will beneficially own 52,077,844 shares or, approximately 45%, of the voting power of our capital stock. See "Proposal 1."
(4) Includes 227,410 shares owned by a retirement trust controlled by Mr. Wise. Also includes the following, as to which Mr. Wise disclaims beneficial ownership: 92,602 shares owned by Mr. Wise's spouse, and 50,400 shares owned jointly by Mr. Wise's spouse and his mother.
(5)  Includes 7,500 shares held by Mr. Felberbaum's spouse.
(6) Effective January 26, 2000, we entered into a termination agreement with Mr. Steffann. Mr. Steffann's beneficial ownership is based on the last Statement of Changes in Beneficial Ownership on Form 4 filed by Mr. Steffann in January 2000 for transactions that occurred in December 1999.
(7) Mr. Tweed's employment with our company was terminated in January 2001. Includes 1,000 shares held by Mr. Tweed's spouse for which Mr. Tweed disclaims beneficial ownership. Mr. Tweed's beneficial ownership is based on the last Statement of Changes in Beneficial Ownership on Form 4 filed by Mr. Tweed for transactions that occurred in November 1999.

                                    PROPOSALS

Proposal  1.      To  approve  the  issuance  of  (a)  39,000,000   shares,  or
approximately 34%, of our common stock to Halco Investments L.C., an entity controlled by Maurice Halperin, the chairman of our board of directors, upon conversion of our Series K Convertible Preferred Stock; (b) approximately 16,257,000 shares of our common stock to all of our preferred stockholders to induce such holders to convert their shares of preferred stock and any accrued dividends thereon into common stock; and (c) 750,000 shares of our common stock to H. Irwin Levy, the vice-chairman of our board of directors, in exchange for $300,000 owed to Mr. Levy by our company.

The Halco Stock Purchase Transaction

        On November  20,  2001,  we  completed a  transaction  (the "Halco Stock
Purchase Transaction") with Halco Investments L.C., an entity controlled by Maurice Halperin, the chairman of our board of directors, pursuant to a Preferred Stock Purchase Agreement dated as of November 20, 2001 between us and Halco (the "Purchase Agreement").

        Pursuant to the Purchase Agreement, Halco purchased 8,970 shares of our Series K Convertible Preferred Stock ("Series K Preferred Stock") for $2.86 million in cash and marketable securities having a fair market value (based on the closing market price for such securities on November 19, 2001, as reported on the national securities exchange or inter-dealer quotation system on which the securities are traded) of $6.11 million. The disinterested members of our board of directors authorized the sale of the Series K Preferred Stock on November 19, 2001. On November 19, 2001, we filed with the Secretary of State of Delaware a Certificate of Designation establishing the Series K Preferred Stock, consisting of 14,000 shares with a stated value of $1,000 per share.

        Mr. Halperin first submitted an investment proposal to us on June 26, 2001. We negotiated the terms of the offer from July to November 2001. During that time, Halco made short-term working capital loans to us in the aggregate amount of $4.96 million. Of that amount, $3.1 million was converted into a 5-year term loan at the closing of the Halco transaction and the remaining amount was applied to the cash paid by Halco at the closing of the Halco transaction for the Series K Preferred Stock. The loan bears interest at 8% per annum, payable quarterly, and there is no requirement to repay any principal until November 20, 2006, the maturity date of the loan. The accrued interest on all amounts owed to Halco as of the closing date totaled approximately $81,000 and was paid to Halco after the closing. In connection with the interim financing provided by Halco, in August 2001, our board of directors elected Mr. Halperin as chairman of our board of directors.

        If both the issuance of the common stock upon conversion of the Series K Preferred Stock and the increase in our authorized shares of common stock are approved by our stockholders, the Series K Preferred Stock will automatically be converted into 39,000,000 shares of our common stock (based on a conversion price of $0.23 per share) which represents approximately 34% of our issued and outstanding common stock on the date of conversion (assuming the issuance of the Inducement Shares (as defined below) and the Note Shares (as defined below)).

        We have agreed to register for resale the shares of common stock issuable upon conversion of the Series K Preferred Stock with the SEC and to list such shares with The American Stock Exchange.

        As a condition to the closing of the Halco Stock Purchase Transaction, holders of approximately 47% of our outstanding common stock and preferred stock, collectively, (including 26% represented by proxies delivered to H. Irwin Levy, the vice chairman of our board of directors, and 21% owned or controlled by Mr. Levy ) have agreed to vote FOR proposals 1 and 2.

        In connection with the Halco Stock Purchase Transaction, our board of directors has increased the size of the board of directors from six to seven in accordance with the provisions of our certificate of incorporation and bylaws. Immediately after the special meeting, Mr. Michael Wise and Mr. Bernard Green will resign as directors of our company and our board of directors will appoint three persons designated by Halco, Mariano L. Cueva, Jeffrey W. Kleiman and Robert S. Gottdenker, to fill the vacancies created by the increase in the size of the board and the resignations of Mr. Wise and Mr. Green, to serve as directors until the next annual meeting of stockholders or until their earlier death, resignation or removal.

        In connection with the Halco Stock Purchase Transaction, Mr. Levy has agreed that, upon issuance of the shares of common stock to Halco upon conversion of the Series K Preferred Stock, he will cause 10,000,000 shares of our common stock owned or controlled by Mr. Levy to be placed into a voting trust. Pursuant to the terms of the voting trust, Halco will have the right to direct the vote on all of the shares of nStor common stock that are deposited into the voting trust. The 10,000,000 shares deposited into the voting trust by Mr. Levy, together with the 3,019,744 shares of common stock currently held by Mr. Halperin and the 39,000,000 shares of common stock issuable to Halco upon conversion of the Series K Preferred Stock, will constitute approximately 45% of the voting power of our capital stock.

        As a condition to the closing of the Halco Stock Purchase Transaction, all of the holders of our preferred stock have agreed, subject to stockholder approval of the issuance of the Inducement Shares (as defined below), to convert their shares of preferred stock into common stock pursuant to the terms of the relevant certificates of designation for the preferred stock (referred to as the "Preferred Stock Conversion").

        In addition, in connection with the Halco Stock Purchase Transaction, we will issue, subject to stockholder approval, shares of our common stock as follows:

     (i) 750,000 shares to H. Irwin Levy, vice-chairman of our board of directors in exchange for $300,000 owed to Mr. Levy by our company (the shares issued in the exchange are referred to herein as the "Note Shares" and the issuance of the Note Shares in the exchange is referred to herein as the "Note Exchange"); and

     (ii) approximately 16,257,000 shares to our preferred stockholders participating in the Preferred Stock Conversion in order to induce them to convert their shares of preferred stock, all of which are entitled to periodic dividends, into shares of common stock which have never received a dividend (the shares issued to the preferred stockholders are referred to herein as the "Inducement Shares"). The number of Inducement Shares to be issued to the preferred stockholders is based on $0.45 (which is greater than the market price of our common stock on the date immediately preceding the closing date of the Halco Stock Purchase Transaction) and includes approximately 3.3 million shares to be issued to the preferred stockholders participating in the Preferred Stock Conversion in satisfaction of accrued dividends owed to such preferred stockholders on the date of conversion.

Purposes of the Halco Stock Purchase Transaction

        As previously reported in our filings with the SEC, we have received a "going-concern" opinion from our auditors with respect to our most recent audited financial statements, i.e., our financial statements for the year ended December 31, 2000. As more fully described in the notes to those financial statements, our recurring operating losses, our continued experience of negative cash flows from operations and the fact that we are not in compliance with certain financial covenants under our existing bank facility, raise substantial doubt about our ability to continue as a going concern. As described more completely under "Certain Relationships and Related Transactions", during the past several years our working capital needs have been satisfied primarily by loans from our principal stockholders. As a result of our adverse financial condition, we have been unable to raise money in the traditional equity markets. Consequently, we have explored various capital raising transactions with a variety of private investors, including Halco. Halco is the only definitive offer that we have received and our board of directors, after having reviewed and considered the proposal, has determined that the completion of the Halco Stock Purchase Transaction is in our best interest.

Effect of Stock Issuances

        The proposed issuances of common stock in the Halco Stock Purchase Transaction will result in immediate and substantial dilution to our existing stockholders. After the Series K Preferred Stock is converted into our common stock and we issue the Inducement Shares and the Note Shares, there will be approximately 115,000,000 shares of common stock outstanding and our existing stockholders will own approximately 66% of the outstanding common stock of our company. Halco and Mr. Halperin will own approximately 37% of our company and through the voting trust, will control approximately 45% of the voting power of our capital stock.

        In addition, as a result of the appointment of three persons designated by Halco to serve as directors of our company as described above, after the special meeting, Halco will effectively control our board of directors.

Interests of Certain Directors and Significant Stockholders

        In connection with the Halco Stock Purchase Transaction and the related transactions, certain of our directors and significant stockholders will acquire direct or indirect ownership of additional shares of our common stock. Upon stockholder approval,

     (i) Maurice Halperin, the principal of Halco, will beneficially own approximately 37% of our company and, through the voting trust, will control approximately 45% of the voting power of our capital stock;

     (ii) H. Irwin Levy, vice-chairman of our board of directors and a significant stockholder, will acquire beneficial ownership of 8,391,419 shares of our common stock upon conversion of his preferred stock, approximately 6,612,000 Inducement Shares (including approximately 1,377,000 shares issued in satisfaction of accrued dividends owed to Mr. Levy) and 750,000 Note Shares; and

     (iii)Bernard Marden, a significant stockholder, or a trust controlled by him, will acquire beneficial ownership of 2,087,057 shares of our common stock upon conversion of his or its preferred stock and approximately 1,832,000 Inducement Shares (including 446,000 shares issued in satisfaction of accrued dividends owed to Mr. Marden).

Stockholder Approval Required

        Section 713 of the Listing Standards, Policies and Requirements of The American Stock Exchange (AMEX) requires stockholder approval prior to approving the listing of additional shares to be issued in connection with a transaction involving the sale or issuance of common stock or securities convertible into common stock equal to 20% or more of the presently outstanding stock at a price less than the greater of book or market value of the common stock. The total amount of consideration paid by Halco for the Series K Preferred Stock was $8,969,899. As described above, we will issue Halco 39,000,000 shares of our common stock upon conversion of the Series K Preferred Stock, representing approximately 34% of our outstanding common stock (based on a conversion price of $0.23 per share) as of the date of conversion. Halco will pay no additional amounts to us upon conversion of the Series K Preferred Stock. The closing price of our common stock, as reported by the AMEX, on November 19, 2001, the date immediately preceding the date we closed the transaction with Halco was $0.34. Because we are issuing more than 20% of our presently outstanding common stock for a price that is below both the book and market price of our common stock, approval by our disinterested stockholders of the issuance of common stock to Halco upon conversion of the Series K Preferred Stock is required by the AMEX. In addition, because the issuance of the Inducement Shares and the Note Shares is a condition to the closing of the Halco Stock Purchase Transaction, those issuances are deemed to be part of the same transaction as the issuance of shares to Halco, and as such, the AMEX requires that we obtain approval from our disinterested stockholders prior to issuing the Inducement Shares and the Note Shares.

Vote Required

        For this proposal to be approved in accordance with the requirements of the AMEX, the affirmative vote of a majority of the votes cast by our disinterested stockholders, in person or by proxy, on the proposal is required.

        Approval of this proposal 1 is conditioned upon the approval of proposal
2. If proposal 2 is not approved, this proposal 1 will also not be approved even if it receives the requisite stockholder approval.

        Current stockholders who own, as of the record date, shares of our common and/or preferred stock representing approximately 47% of the voting power of our capital stock have executed proxies instructing the proxyholder to vote in favor of, or have otherwise agreed to vote in favor of, this proposal 1.

Recommendation of the Board of Directors

        The disinterested members of our board of directors recommend that you vote "FOR" the approval of proposal 1.

Proposal 2.      To approve an amendment  to our  certificate  of  incorporation increasing the number of authorized shares of our common stock from 75 million to 200 million.

     Our board of directors has proposed amending Article Fourth of our certificate of incorporation to increase the number of authorized shares of our common stock from 75 million to 200 million shares. The number of shares of preferred stock will remain unchanged at 1,000,000 shares. The full text of this proposed amendment is attached to this proxy statement as Exhibit A.

Purpose of the Increase in Authorized Shares

        Of the 75 million shares of common stock presently authorized for issuance, approximately 7.2 million shares are unissued and unreserved. On the record date, we had 37,719,022 shares of common stock issued and outstanding. The following chart summarizes (i) the number of common shares necessary for issuance pursuant to the proposals described in this proxy statement and (ii) the number of common shares reserved for issuance as described below.

                                                         No. of Shares Issuable
Halco Shares                                                     39,000,000
Inducement Shares                                                16,257,000(1)
Note Shares                                                         750,000

     Total Shares Required in connection with the Halco
       Transaction                                               56,007,000

Currently Outstanding Preferred Stock                            20,877,000
Currently Outstanding Warrants                                    3,304,000
Currently Outstanding Stock Options                               3,043,000
Stock Options Available for Issuance under 2001 Stock
  Option Plan                                                     5,000,000

     Total Shares Reserved for Issuance                          32,224,000

               Total                                             88,231,000

------------
(1) Includes 3,264,000 shares issuable in satisfaction of accrued dividends owed to the preferred stockholders.

        As described above, we will require up to 88,231,000 shares of our common stock (i) to complete the stock issuances described in proposal 1, (ii) to issue shares of common stock upon the conversion of currently outstanding preferred stock, (iii) to issue shares of common stock upon the exercise of currently outstanding warrants and (iv) to issue shares of our common stock upon the exercise of stock options that are currently issued and outstanding or, upon stockholder approval, are available for issuance under our 2001 Stock Option Plan. As a result, we will need to increase the number of authorized shares in order to consummate these transactions.

        In addition, given that we may have to issue shares of our common stock or securities convertible into our common stock in the future to raise additional capital to effectively operate our business, our board of directors believes that our authorized common stock should be increased to 200 million shares. Adoption of the amendment to our certificate of incorporation is required in order for us to issue these shares.

        Our board of directors believes that it is in our best interests to have the ability to issue the shares required to complete the Halco Stock Purchase Transaction and also have the flexibility to issue additional shares of common stock or securities convertible into common stock as needs may arise without further stockholder action, unless required by applicable law, regulation, listing requirements or our certificate of incorporation. Except as set forth herein, we have no agreements, understandings or plans for the issuance or use of the additional shares of common stock proposed to be authorized. The availability of additional shares will enhance our flexibility in connection with possible future actions, such as corporate mergers, stock dividends, stock splits, financings and other corporate purposes. The board of directors will decide whether, when and on what terms the issuance of shares of common stock may be appropriate in connection with any of the foregoing purposes, without the expense and delay of a special meeting of stockholders.

        The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share, and on stockholders' equity and voting rights. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely effect the market price of our common stock. Holders of our common stock have no preemptive rights.

        The availability for issuance of additional shares of common stock also could have the effect of rendering more difficult or discouraging an attempt to obtain control of us. For example, the issuance of shares of common stock (within the limits imposed by applicable law and the rules of any exchange upon which the common stock may be listed) in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of us. The issuance of additional shares of common stock could also be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of stockholders. Other than as set forth herein, we are not aware of any efforts to obtain control of us.

        In sum, the board believes that the increase in authorized shares will provide us with sufficient shares to complete the Halco Stock Purchase
Transaction and enhance our flexibility to satisfy our future financing and capitalization needs.

        Our board of directors may approve the issuance of additional shares of common stock only if the action is permissible under Delaware law and the AMEX rules. For example, if our board of directors were to approve the issuance of our stock, which resulted in an increase of 20% or more in the number of shares of our common stock outstanding at a price that is below the higher of book value or market value, Amex rules would require stockholder approval.

Vote Required

        The affirmative vote of the holders of not less than a majority of our outstanding shares of capital stock entitled to vote held by our disinterested stockholders is required for approval of the amendment increasing our authorized shares of common stock to 200 million shares.

        Current stockholders who own, as of the record date, shares of our common and/or preferred stock representing approximately 47% of the voting power of our capital stock have executed proxies instructing the proxyholder to vote in favor of, or have otherwise agreed to vote in favor of, this proposal 2.

Recommendation of the Board of Directors

        The disinterested members of our board of directors recommend that you vote "FOR" the approval of proposal 2.

Proposal  3.         To approve an amendment to our certificate of incorporation eliminating the Series J Convertible Preferred Stock.

     Our board of directors has proposed amending our certificate of incorporation to eliminate the Series J Convertible Preferred Stock. The full text of this proposed amendment is attached to this proxy statement as Exhibit B.

     In connection with a prior investment proposal submitted to us by Halco, our board of directors approved the designation of 13,300 shares of our preferred stock as "Series J Convertible Preferred Stock." The rights, privileges and preferences of the Series J Convertible Preferred Stock are identical to those of the Series K Preferred Stock except with respect to conversion rights. The Certificate of Designation for the Series J Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware on November 15, 2001.

     The prior investment proposal was subsequently modified and, as a result, our board of directors approved the designation of the Series K Preferred Stock and the issuance of the Series K Preferred Stock to Halco. Because no shares of Series J Convertible Preferred Stock have been issued and our board of directors has no intention of issuing any shares of Series J Convertible Preferred Stock to Halco or any other person, the board of directors also approved, and recommended that our stockholders approve, an amendment to our certificate of incorporation to eliminate the Series J Convertible Preferred Stock.

Vote Required

        The affirmative vote of the holders of not less than a majority of our outstanding shares of capital stock entitled to vote is required for approval of the amendment eliminating the Series J Convertible Preferred Stock.

Recommendation of the Board of Directors

        The members of our board of directors recommend that you vote "FOR" the approval of proposal 3.

Proposal 4.        To approve and adopt our 2001 Stock Option Plan.

General

        Our 2001 Stock Option Plan (the "Plan") was adopted by our board of directors effective as of October 29, 2001 (the "Effective Date"), subject to stockholder approval at the special meeting, to provide for the grant of options to purchase shares of common stock to our employees, directors and independent contractors.

        We believe that stock options are important to attract and to encourage the continued employment and service of officers, other key employees, directors and key independent contractors, by facilitating their acquisitions of an equity interest in our company. The acquisition and holding of an equity interest by such persons aligns their interest with those of our stockholders.

        The adoption of the Plan is subject to stockholder approval at the special meeting. Stockholder approval will allow us to obtain a tax deduction for the full amount allowable with respect to the exercise of options granted under the Plan and will provide us with flexibility to grant options qualifying as incentive stock options for tax purposes.

        Our board of directors has also determined to cease issuing options to purchase our common stock under our 1996 Stock Option Plan. Any shares of common stock reserved for issuance upon the exercise of stock options that have not yet been issued under the 1996 Stock Option Plan will be canceled. The terms of any option issued under the 1996 Stock Option Plan will continue to be governed by the 1996 Stock Option Plan and the option agreement currently in effect for such option.

        The principal provisions of the Plan are summarized below. Such summary does not, however, purport to be complete and is qualified in its entirety by the terms of the Plan. A copy of the Plan is attached hereto as Exhibit C and is incorporated herein by reference.

Summary of the 2001 Stock Option Plan

In furtherance of its purposes, the 2001 Stock Option Plan authorizes, among other things:

                    o the granting of incentive or nonqualified stock options to purchase our common stock to persons selected by our board of directors from a class of our employees, directors, officers and consultants, including non-employees who render valuable contributions to our company (presently approximately 90 persons);

                    o initial grants of stock options to purchase such number of shares of common stock as the board of directors may determine, to non-employee directors elected to the board by the stockholders or appointed to the board by the board, subsequent to October 29, 2001; and

                    o    automatic  annual  grants  to  non-employee  directors,
                         effective each anniversary of those directors' appointment to the board, of stock options to purchase 20,000 shares each of common stock.

        The Plan provides that it is to be administered by a committee consisting of not less than two non-employee directors designated by our board or, if a committee is not designated, then by the entire board.

        Except for the annual grants to non-employee directors, our board of directors, in its sole discretion determine the persons to be awarded options, the number of shares subject to the options and the exercise price and other terms of the options. In addition, the Plan's administrators have full power and authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to prescribe the form of any agreement or instrument executed in connection with the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The acts of our board of directors with respect to the Plan are final, conclusive and binding upon all persons. The Plan's administrators, however, have no discretion with respect to options granted pursuant to the annual grants to non-employee directors.

        If the Plan is approved, an aggregate of 5,000,000 shares of common stock will be reserved for issuance upon exercise of options granted under the Plan. The maximum number of shares subject to options granted in any one calendar year to our employees covered by Section 162(m) of the Internal Revenue Code is 1,500,000. The shares acquired upon exercise of options granted under the Plan are authorized and issued shares of common stock. Our stockholders have no preemptive rights to purchase or subscribe for any common stock by reason of the reservation and issuance of common stock under the Plan. If any option granted under the Plan expires or terminates for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for issuance under the Plan.

Certain Terms and Conditions

        All grants of options under the 2001 Stock Option Plan must be evidenced by a written option agreement between us and the grantee. Such agreement must contain such terms and conditions as the Plan's administrators prescribe, consistent with the Plan, including, without limitation, the number of shares, the exercise price, term and any restrictions on the exercisability of the options granted.

        Under the Plan, the option price per share of common stock may be any price determined by the Plan's administrators at the time of grant; except that the option price of an incentive stock option granted under the Plan may not be less than the fair market value per share of common stock on the date of grant (or less than 110% of the fair market value for stockholders who own more than 10% of the company's stock). The term "fair market value" is defined under the Plan as the average high and low sale prices of the common stock as reported by The American Stock Exchange ("AMEX") or such other exchange or over-the-counter market on which our common stock is traded on the date of grant, as reported by the Wall Street Journal. The closing price per share of our common stock on the date immediately preceding the date of this proxy statement as reported by AMEX was $_______. The exercise price of an option may be paid in cash, by certified check, or by a combination of the foregoing. Cash payments will be used for general corporate purposes. The Board of Directors (or committee) may provide, but is not required to, that the exercise price of an option may be paid by delivery of already owned shares of common stock having a fair market value equal to the exercise price.

        To the extent the Board of Directors provides that the exercise price of an option may be paid by delivery of already owned shares of common stock having a fair market value equal to the exercise price, the use of already owned shares of common stock applies to payment for the exercise of an option in a single transaction and to the "pyramiding" of already owned shares in successive, simultaneous option exercises. In general, "pyramiding" permits an option holder to start with as little as one share of common stock and exercise an entire option to the extent then exercisable (no matter what the number of shares subject thereto). By utilizing already owned shares of common stock, no cash (except for fractional share adjustments) is needed to exercise an option.

        No incentive stock option granted under the Plan is assignable or transferable, other than by will or by the laws of descent and distribution.
Non-qualified stock options are transferable to the extent permitted by our board of directors and applicable law. During the lifetime of an optionee, an option is exercisable only by the optionee or its permitted transferee. Our board of directors determine the expiration date of an option at the time of the grant, but in no event may an option be exercised after the expiration of 10 years from the date of grant. Options will vest in accordance with the terms set forth in a written option agreement between us and the optionee. Our board of directors may, in its sole discretion, accelerate the date on which any option may be exercised. The Board of Directors may provide, but is not required to, that each outstanding option will automatically become exercisable in the event of certain transactions, including certain changes in control, certain mergers and reorganizations, and certain dispositions of substantially all our assets.

        Unless otherwise provided for by our board of directors, one year after the date on which an optionee's employment is terminated by reason of retirement, death, or permanent and total disability (as defined in the Plan), the unexercised portion of any vested options granted under the Plan shall expire. Unless otherwise provided by the Plan's administrators, the unexercised portion of any vested options granted under the Plan will automatically be terminated thirty days after the date on which an optionee's employment is terminated for any other reason, other than retirement, death or disability, provided, however, that if an optionee's employment is terminated for "cause," as defined in the Plan, the unexercised portion of any vested options will automatically be terminated immediately on the date of the termination of the optionee's employment.

        To prevent certain types of dilution of the rights of a holder of an option, the Plan provides for appropriate adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares of our capital stock resulting from a stock dividend, recapitalization, merger, reorganization or other capital adjustment. The board has discretion to make appropriate antidilution adjustments to outstanding options in the event of a merger, consolidation or other reorganization.

        The Plan will expire on October 29, 2011, and any option outstanding on such date will remain outstanding until it expires or is exercised. Our board of directors may amend or terminate the Plan or any option at any time, without the approval of the stockholders, provided that any amendment may not adversely affect the rights of an optionee under an outstanding option without the optionee's consent. No such amendment may, without approval of our stockholders, increase the number of shares of common stock reserved for issuance under the Plan or modify the requirements for eligibility to receive options under the Plan. In addition, stockholder approval is required for any amendment to the Plan if such stockholder approval is required by federal or state law.

Federal Income Tax Consequences

        Our 2001 Stock  Option Plan is not  qualified  under the  provisions  of
Section 401(a) of the Internal Revenue Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Nonqualified Stock Options

        An optionee granted a nonqualified stock option under the Plan will generally recognize, at the date of exercise of such option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of common stock subject to the nonqualified stock option. This taxable ordinary income will be subject to federal income tax withholding requirements, and we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable, and provided that either the optionee includes that amount in his or her income, or we timely satisfy our reporting requirements with respect to that amount.

        If an optionee exercises a nonqualified stock option by delivering shares of our common stock, the optionee will be taxed as described above with respect to the exercise of the nonqualified stock option as if he or she had paid the exercise price in cash, and we likewise generally will be entitled to an equivalent tax deduction. The optionee, however, will not recognize gain or loss with respect to the exchange of such shares, even if the fair market value of those shares is different from the optionee's tax basis. Provided a separate identifiable stock certificate is issued therefore, the optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his or her tax basis in the shares surrendered, and his or her holding period for such number of shares received will include the holding period for the shares surrendered. The optionee's tax basis and holding period for the additional shares received on exercise of a nonqualified stock option paid for, in whole or in part, with shares will be the same as if the optionee had exercised the nonqualified stock option solely for cash.

Incentive Stock Options

        The Plan provides for the grant of stock options to employees that qualify as "incentive stock options" as defined in section 422 of the Internal Revenue Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. However, an employee who exercises an incentive stock option by delivering shares of common stock previously acquired pursuant to the exercise of an incentive stock option is treated as making a "disqualifying disposition" (as defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an incentive stock option (i.e., the exercise of the incentive stock option for one share and the use of that share to make successive exercises of the incentive stock option until it is completely exercised) without the imposition of current income tax.

        If, subsequent to the exercise of an incentive stock option (whether paid for in cash or in shares), the optionee holds the shares received upon exercise for a period that exceeds two years from the date such incentive stock option was granted or, if later, one year from the date of exercise, the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss.

        In general, if, after exercising an incentive stock option, an employee disposes of the shares so acquired before the end of the required holding period (as described in the preceding paragraph), such optionee would be deemed to receive ordinary income in the year of such disposition in an amount equal to the excess of the fair market value of the shares, as of the date the incentive stock option was exercised, over the exercise price. Such an event is sometimes referred to as a "disqualifying disposition." If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Internal Revenue Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

        The amount by which the fair market value of the shares of common stock acquired pursuant to the exercise of an incentive stock option exceeds the exercise price of such shares under such option generally will be treated as an item of adjustment included in the optionee's alternative minimum taxable income for purposes of the alternative minimum tax for the year in which the option is exercised. If, however, there is a disqualifying disposition of the shares in the year in which the option is exercised, there will be no item of adjustment for purposes of the alternative minimum tax as a result of the exercise of the option with respect to those shares. If there is a disqualifying disposition in a year after the year of exercise, the income on the disqualifying disposition will not be considered income for purposes of the alternative minimum tax in that subsequent year. The optionee's tax basis for shares acquired pursuant to the exercise of an incentive stock option will be increased for purposes of determining his or her alternative minimum tax by the amount of the item of adjustment recognized with respect to such shares in the year the option was exercised.

        An income tax deduction is not allowed to the company with respect to the grant or exercise of an incentive stock option or the disposition, after the required holding period described above, of shares acquired upon exercise. In the event of a disqualifying disposition, a federal income tax deduction will be allowed to the company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to us and is reasonable, and either the employee includes that amount in his or her income or the company timely satisfies its reporting requirements with respect to that amount.

Vote Required

        The affirmative vote of a majority of the votes present, in person or by proxy, and entitled to vote is required to approve the adoption of the Plan.

Recommendation of the Board of Directors

        Our board of directors recommends that you vote "FOR" approval of Proposal 4.

                             EXECUTIVE COMPENSATION

        The following table sets forth for the fiscal years ended December 31, 2000, 1999 and 1998, the compensation awarded to, earned by or paid to the Named Officers.


Summary Compensation Table


                                                                            Securities
                                                            All             Underlying
Name and                                                    Other Annual    Options/    Other
Principal Position      Year     Salary        Bonus        Compensation    SARs (#)    Compensation
Larry Hemmerich         2000     $297,917(1)   $125,000(2)  --              1,250,000(3)--
Former President and    1999     --            --           --              --          --
Chief Executive         1998     --            --           --              --          --
Officer

Lawrence F. Steffann    2000     $  28,846(4)  --           $837,422(5)     --           $27,175(6)
Former President and    1999     $ 253,900     --           $188,750(7)     --           --
Chief Executive         1998     $103,007(8)   --           --              750,000      --
Officer

Jonathan Ash            2000     $108,285(9)   $  30,000    --              155,000      --
Former Vice President,  1999     --            --           --              --           --
Direct Sales            1998     --            --           --              --           --

James A. Habuda         2000     $114,231(10)  --           $ 46,500(11)    165,000      --
Vice President,         1999     --            --           --              --           --
OEM/Channel Sales       1998     --            --           --              --           --

David W. Tweed          2000     $209,134(12)  --           --              175,000      --
Former Vice President,  1999     --            --           --              --           --
Solution Sales          1998     --            --           --              --           --

Thomas G. Wrightson     2000     $114,231(10)  --           $ 26,046(13)    205,000      --
Vice President,         1999     --            --           --              --           --
Operations              1998     --            --           --              --           --

------------------
 (1) Represents salary received by Mr. Hemmerich commencing January 17, 2000, the first date Mr. Hemmerich became employed by us. Mr. Hemmerich's employment with us terminated on June 22, 2001.
 (2) Mr. Hemmerich received payment of this bonus in the form of a promissory note dated January 17, 2001, bearing interest at 10% per annum, payable quarterly and maturing thirty days after demand, but no earlier than June 30, 2001. Effective April 12, 2001, Mr. Hemmerich agreed to exchange his note and accrued interest of $2,900 for 128 shares of our Series I Convertible Preferred Stock with a stated value of $127,900 which accrues quarterly dividends at 10% per annum and is convertible into 177,653 shares of our common stock. In connection with the Halco Stock Purchase Transaction, Mr. Hemmerich has agreed to convert his 128 shares of Series I Convertible Preferred Stock and as a result, upon stockholder approval, will receive approximately 128,000 Inducement Shares (including approximately 21,000 shares issued in satisfaction of accrued dividends owed to Mr. Hemmerich).
 (3) In connection with a Separation Agreement, effective June 22, 2001, Mr. Hemmerich's options to purchase 1,250,000 shares of our common stock were canceled and he was granted new options to purchase 300,000 shares on that date.
 (4) Represents salary received by Mr. Steffann from January 1, 2000 until January 26, 2000, the date on which he resigned as our President.
 (5) Represents the dollar value of the difference between the price paid for the purchase of 225,000 shares of our common stock underlying Employee Incentive Stock Options and the fair market value at the dates of purchase ($614,375) and the dollar value of 43,479 shares given to Mr. Steffann as part of his severance compensation ($223,047).

(6)   Represents cash paid to Mr. Steffann as severance compensation.
(7) Represents the dollar value of the difference between the price paid for the purchase of 150,000 shares of our common stock underlying Employee Incentive Stock Options and the fair market value at the dates of purchase.
 (8) Represents salary received by Mr. Steffann commencing June 1, 1998, the first date Mr. Steffann was employed by us.
 (9) Represents salary received by Mr. Ash commencing March 20, 2000, the first date Mr. Ash was employed by us. Mr. Ash's employment with us was terminated on May 29, 2001.
(10) Represents salary received by Mr. Habuda and Mr. Wrightson commencing March 13, 2000, the first date Mr. Habuda and Mr. Wrightson became our employees.
(11)  Represents commissions earned by Mr. Habuda.
(12) Represents salary received by Mr. Tweed commencing April 10, 2000, the first date Mr. Tweed was employed by us. Mr. Tweed's employment with us was terminated on January 1, 2001.
(13) Represents reimbursement of relocation expenses incurred by Mr. Wrightson in connection with his relocation efforts upon commencement of employment with us in April 2000.

Option Grants During Last Fiscal Year

        The following table sets forth information regarding options to purchase our common stock that were granted during fiscal year 2000 to the Named Officers. Options were granted to the Named Officers on three separate dates in fiscal year 2000; one grant to Larry Hemmerich effective December 29, 1999, one grant in April 2000 to each of Messrs. Ash, Habuda, Tweed and Wrightson and one grant in October 2000 to each of Messrs. Hemmerich, Ash, Habuda, Tweed and Wrightson. No SARs were granted.


Individual Grants

                                    Percent of
                      Number of     Total                                  Potential Realizable Value
                      Securities    Options                                at Assumed Annual Rates of
                      Underlying    Granted to     Exercise                 Stock Price Appreciation
                      Options       Employees in   or Base                      for Option Term
                      Granted       Fiscal         Price       Expiration  ---------------------------
                      (#)           2000           ($/sh)      Date            5% ($)         0% ($)
                      ------------  -----------    --------    ----------  ---------------------------
Larry Hemmerich       1,000,000(1)      30%          $2.50      12/29/09     $4,072,237    $6,484,356
                      250,000(1)         7%          $2.00      10/11/10     $  814,447    $1,296,871

Jonathan Ash          125,000(2)         4%          $2.94      04/18/10     $  598,619    $  953,200
                      30,000(2)          1%          $2.00      10/11/10     $   97,734    $  155,625

James A. Habuda       150,000            4%          $2.94      04/18/10     $  718,343    $1,143,840
                      15,000             *           $2.00      10/11/10     $   48,867    $   77,812

David W. Tweed        150,000(3)         4%          $2.94      04/18/10     $  718,343    $1,143,840
                      25,000(3)          1%          $2.00      10/11/10     $   81,445    $  129,687

Thomas G. Wrightson   175,000            5%          $2.94      04/18/10     $  838,066    $1,334,480
                      30,000             1%          $2.00      10/11/10     $   97,734    $  155,625

* Less than 1%
------------
(1) The option to purchase 1,000,000 shares was granted to Mr. Hemmerich effective December 29, 1999, the date on which the terms of Mr. Hemmerich's employment were agreed to by us and Mr. Hemmerich. Options to purchase an additional 250,000 shares were granted to Mr. Hemmerich in October 2000. Options granted to Mr. Hemmerich aggregating 1,250,000 shares were cancelled effective June 22, 2001 pursuant to a Separation Agreement between Mr. Hemmerich and our company.

 (2) Options granted to Mr. Ash aggregating 155,000 shares were cancelled effective June 28, 2001, thirty days following the date Mr. Ash was terminated as our employee.

(3) Options granted to Mr. Tweed aggregating 175,000 shares were cancelled effective January 1, 2001, the date Mr. Tweed was terminated as our employee.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table

        The following table sets forth certain information concerning the exercise of stock options by the Named Officers during fiscal year 2000 and the value of unexercised stock options held by the Named Officers as of December 31, 2000. No SARs have been granted or are outstanding.

                                                    Number of              Value of Unexercised
                     Shares                    Unexercised Options at     In-the-Money Options at
                     Acquired                   December 31, 2000 (#)      December 31, 2000($)(1)
                     on         Value        --------------------------  --------------------------
Name                 Exercise   Realized     Exercisable  Unexercisable  Exercisable  Unexercisable
-------------------- --------   -----------  -----------  -------------  -----------  -------------
Larry Hemmerich        -0-       -0-            -0-        1,250,000(2)     -0-           -0-

Lawrence F. Steffann  225,000    $614,375(3)    -0-           -0-           -0-           -0-

Jonathan Ash           -0-       -0-            -0-          155,000(4)     -0-           -0-

James A. Habuda        -0-       -0-            -0-          165,000        -0-           -0-

David W. Tweed         -0-       -0-            -0-          175,000(5)     -0-           -0-

Thomas G. Wrightson    -0-       -0-            -0-          205,000        -0-           -0-

-------------------
(1) The closing price for our common stock, as reported by AMEX, on December 29, 2000 was $1.25. Since the exercise price exceeds the closing price at year-end, none of the unexercised options were in- the-money at December 31, 2000.
(2) These options were cancelled effective June 22, 2001, pursuant to a Separation Agreement between Mr. Hemmerich and our company.
(3) The closing price for our common stock, as reported by AMEX, on January 10, 2000 was $3.25, $5.00 on February 4, 2000 and $4.13 on February 24,
        2000, the dates on which Mr. Steffann exercised options to purchase 100,000, 50,000 and 75,000 shares, respectively. Value realized is calculated by multiplying (a) the difference between the closing price and the option exercise price of $1.20 by (b) the number of shares of common stock underlying the option.
(4) These options were cancelled effective June 28, 2001, thirty days following the date Mr. Ash was terminated as our employee.
(5) These options were cancelled effective January 1, 2001, the date Mr. Tweed was terminated as our employee.

Compensation Committee Interlocks and Insider Participation

        Because we did not have a compensation committee during fiscal year 2000, the entire board of directors participated in deliberations concerning compensation paid to our executive officers. Lawrence F. Steffann, our President and Chief Executive Officer until January 26, 2000 and Larry Hemmerich, our
President and Chief Executive Officer from January 27, 2001 to June 22, 2001, were members of our board of directors and participated in these deliberations.

Directors Compensation

        Our non-employee directors receive $1,500 for each directors' meeting attended. With the exception of Lawrence F. Steffann and Larry Hemmerich, none of our directors were employees in 2000. During fiscal 2000, non-employee directors earned compensation in the form of monthly management/consulting fees, board fees, and the exercise of stock options (represented by the excess of the market value on the date of exercise over the exercise price) for services rendered to us in their respective capacities as directors or officers as follows: Michael L. Wise - $44,187 (including $26,187 from the purchase of 10,000 shares of our common stock underlying stock options); H. Irwin Levy and Bernard R. Green - $16,500; and Roger H. Felberbaum - $15,500. Commencing in February 2000, all directors agreed to defer receipt of all fees earned until certain events occurred. Mr. Wise's compensation is payable to Yadgim Partners, a partnership of which Mr. Wise's wife is a general partner.

        Pursuant to our 1996 Stock Option Plan, and, upon stockholder approval, our 2001 Stock Option Plan, each non-employee director is automatically granted, effective each anniversary of the director's appointment to the board, an option to purchase 20,000 shares of common stock at the then fair market value of the common stock. During fiscal year 2000, Messrs. Levy, Green, Wise and Felberbaum received their annual grant of options to purchase 20,000 shares of our common stock.

Employment Agreements

        We entered into an employment agreement with Larry Hemmerich, effective January 27, 2000, pursuant to which Mr. Hemmerich was employed as our President, Chief Executive Officer and a director. The agreement provided for the employment of Mr. Hemmerich through January 16, 2002, at an annual base salary of $325,000. The agreement further provided for a $125,000 cash bonus for the first year of employment, and an undetermined bonus in year two based on the achievement of certain performance objectives set by our board of directors. Mr. Hemmerich was also granted options to purchase 1,000,000 shares of our common stock at $2.50 per share, with one-third vesting on January 17, 2001, one-third on July 17, 2001 and the remainder on January 17, 2002. The employment agreement provided that 50% of Mr. Hemmerich's options would vest immediately in the event we terminated his employment without cause (as defined in the agreement). The agreement further provided that if Mr. Hemmerich resigned his employment or we terminated Mr. Hemmerich for cause (as defined in the agreement), he would be entitled to receive his base compensation through the date of resignation or termination. In the case of voluntary resignation, all unexercised options would expire 30 days from the date of resignation and in the case of termination for cause, all of the unexercised options would immediately terminate.

        On October 18, 2000, we agreed to extend the term of Mr. Hemmerich's employment agreement to January 16, 2003, and made the following revisions to the original agreement: (i) a bonus of $100,000 to be paid in January 2002 in the event that during 2001 we experienced three consecutive quarters of revenue growth of not less than 5% of the previous quarter, or in the event the closing market price of our common stock was equal to or exceeded $5.00 per share on December 31, 2001; (ii) Mr. Hemmerich was granted an option to purchase an additional 250,000 shares of common stock at $2.00 per share with 100% vesting on January 16, 2003; and (iii) in the event of the sale of substantially all of our assets or a change in control of more than 51% of our current ownership, 100% of all options granted would vest immediately.

        Effective  January 17, 2001, Mr. Hemmerich agreed to accept a promissory note in the amount of $125,000 as payment for the bonus due to him for fiscal 2000. The note bore interest at 10% per annum, payable quarterly and was due thirty days from demand, but no earlier than June 30, 2001. Effective April 12, 2001, Mr. Hemmerich agreed to exchange his $125,000 note and the accrued interest of $2,900 for 128 shares of our Series I Convertible Preferred Stock with a face value of $127,900, which accrues quarterly dividends at 10% per annum and is convertible into 177,653 shares of our common stock. In connection with the Halco Stock Purchase Transaction, Mr. Hemmerich has agreed to convert his 128 shares of Series I Convertible Preferred Stock and as a result, upon stockholder approval, will receive approximately 128,000 Inducement Shares (including approximately 21,000 shares issued in satisfaction of accrued dividends owed to Mr. Hemmerich).

        Effective June 22, 2001, pursuant to a Separation Agreement, Mr. Hemmerich ceased to hold the positions of President and Chief Executive Officer. Mr. Hemmerich continued to be a member of the board of directors and was retained as a consultant for a period of six months at $5,000 per month. The Separation Agreement further provided for cancellation of all options previously granted to Mr. Hemmerich and the grant of a new option to purchase 300,000 shares of our common stock at $.45 per share.

        Effective   June 26, 2001,  M.  Thomas  Makmann   was  appointed  as our
President and Chief Operating Officer.

        We entered into an employment agreement with Lawrence F. Steffann, effective as of June 1, 1998, pursuant to which Mr. Steffann was employed as President and Chief Executive Officer. The agreement provided for the employment of Mr. Steffann through June 1, 2001, at an annual base salary of $200,000 (which salary was increased to $250,000 annually effective January 1, 1999), subject to annual increases at the discretion of the board of directors. Mr. Steffann was also granted options to purchase 750,000 shares of our common stock at $1.20 per share with 125,000 shares vesting every six months. Effective January 26, 2000, we entered into an agreement with Mr. Steffann relating to the termination of his employment. Pursuant to the agreement, we issued 43,479 shares of our common stock to Mr. Steffann and paid him $27,175 in cash.

                  INFORMATION CONCERNING STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 promulgated by the SEC, a stockholder intending to present a proposal to be included in our proxy statement for our 2002 Annual Meeting of Stockholders must deliver a proposal in writing to our principal executive offices no later than December 27, 2001, assuming that the 2002 Annual Meeting of Stockholders will be held in June 2002.

        If a stockholder does not seek to have a proposal included in the proxy statement, but nevertheless wishes to present a proper proposal at the 2002 Annual Meeting of Stockholders, and the proposal is received by us on or before March 12, 2002, assuming that the 2002 Annual Meeting of Stockholders will be held in June 2002, we will provide information in the proxy statement relating to the 2002 Annual Meeting of Stockholders as to the nature of the proposal and how persons named in the proxy solicited by our board of directors intend to exercise their discretion to vote on the proposal.

                                                                       EXHIBIT A

TEXT OF PROPOSED AMENDMENT TO nSTOR'S CERTIFICATE OF INCORPORATION

The Certificate of Incorporation of nStor Technologies, Inc. is to be amended as follows:

1.  Article Fourth (a) thereof is amended in its entirety to read as follows:

The total number of shares which the Corporation is authorized to issue is Two Hundred and One Million (201,000,000). The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The number of shares of Preferred Stock authorized to be issued is One Million (1,000,000) and the number of shares of Common Stock authorized to be issued is Two Hundred Million (200,000,000). The Preferred Stock shall have a par value of $.01 per share and the Common Stock shall have a par value of $.05 per share. The aggregate par value of all shares of Preferred Stock is $10,000 and the aggregate par value of all shares of Common Stock is $10,000,000.

                                                                       EXHIBIT B

TEXT OF PROPOSED AMENDMENT TO nSTOR'S CERTIFICATE OF INCORPORATION

The Certificate of Incorporation of nStor Technologies, Inc. is to be amended as follows:

1. The Certificate of Designation for the Series J Convertible Preferred Stock is to be deleted in its entirety.

                                                                       EXHIBIT C

                            nSTOR TECHNOLOGIES, INC.

                             2001 STOCK OPTION PLAN

     1. ESTABLISHMENT, EFFECTIVE DATE AND TERM

     nStor Technologies, Inc., a Delaware corporation ("nStor"), hereby establishes the "nStor Technologies, Inc. Inc. 2001 Stock Option Plan" (the "Plan"). The effective date of the Plan shall be October 29, 2001 (the "Effective Date"), which is the date that the Plan was approved and adopted by the Board of Directors of nStor (the "Board"), provided that the Company obtains approval by its shareholders within 12 months of such date. Unless earlier terminated pursuant to Section 18 hereof, the Plan shall terminate on the tenth anniversary of the Effective Date.

     2. PURPOSE

     The purpose of the Plan is to advance the interests of nStor by providing Eligible Individuals (as defined in Section 3 below) with an opportunity to acquire or increase a proprietary interest in nStor which thereby will create a stronger incentive to expend maximum effort for the growth and success of nStor, any parent of nStor (a "Parent") and any subsidiary of nStor (a "Subsidiary") (nStor, Parent and Subsidiary are collectively referred to as the "Company") and will encourage such individuals to remain in the employ of the Company.

     3. ELIGIBILITY

     Options  (as  defined in Section 6 below) may be granted  under the Plan to
(i) any employee, officer, or director (employee and non-employee directors) of the Company, and (ii) any independent contractor or consultant performing services for the Company, as determined by the Board from time to time on the basis of their importance to the business of nStor (collectively, "Eligible Individuals"), provided that Incentive Stock Options (as defined in Section 6 below) may only be granted to employees of nStor and certain "subsidiary corporations" or "parent corporations" as described in Section 6 below. An individual may hold more than one Option, subject to such restrictions as are provided herein.

     4. ADMINISTRATION

     (a) Board. The Plan shall be administered by the Board, which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan, any Option granted or any Option Agreement (as defined in Section 9 below) entered into under the Plan and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan, any Option granted or any Option Agreement entered into hereunder. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. Whether an entity is a Parent or Subsidiary of nStor shall be determined by the Board in its sole and absolute discretion. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or without a meeting by written consent of the Board executed in accordance with nStor's Certificate of Incorporation and By-Laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Option granted or any Option Agreement entered into hereunder shall be final and conclusive.

     (b) Committees. The Board may, in its discretion, from time to time appoint one or more committees (the "Committees"). Where appropriate, any reference to the Board in this Plan or an Option Agreement shall also mean such Committees as appointed by the Board. The Board shall appoint a committee consisting of not less than two members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a "non-employee director" and an "outside director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" for purposes of Section 162(m) of the Code (the "Outside Director Committee"). The Board, in its sole discretion, may provide that the role of the Committees shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committees such powers and authorities related to the administration of the Plan, as set forth in Section 4(a) above, as the Board shall determine, consistent with the Certificate of Incorporation and By-Laws of nStor and applicable law. The Board may remove members, add members, and fill vacancies on the Committees from time to time, all in accordance with nStor's Certificate of Incorporation and By-Laws, and with applicable law. The majority vote of the members of a Committee, or acts reduced to or approved in writing by a majority of the members of a Committee, shall be the valid acts of the Committee.

     (c) No Liability. No member of the Board or of the Committees shall be liable for any action or determination made in good faith with respect to the Plan, any Option granted or any Option Agreement entered into hereunder.

     (d) Delegation to the Committees. In the event that the Plan, any Option granted or an Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by a Committee if the power and authority to do so has been delegated to such Committee by the Board as provided for in
Section 4(b) above. Unless otherwise expressly determined by the Board, any such action or determination by a Committee shall be final and conclusive.

     5. COMMON STOCK

     The capital stock of nStor that may be issued pursuant to Options granted under the Plan shall be shares of common stock, with $0.05 value per share, of nStor (the "Common Stock"), which shares may be treasury shares or authorized but unissued shares. The total number of shares of Common Stock that may be issued pursuant to Options granted under the Plan shall be Five Million (5,000,000), subject to adjustment as provided in Section 15 below. If any Option expires, terminates, or is terminated or canceled for any reason prior to exercise in full, the shares of Common Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

     6. TYPE OF OPTIONS

     Each stock option granted under the Plan (an "Option") may be designated by the Board, in its sole discretion, either as (i) an "incentive stock option" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or (ii) as a non-qualified stock option which is not intended to meet the requirements of
Section 422 of the Code; provided, however, that Incentive Stock Options may only be granted to employees of nStor, any "subsidiary corporation" as defined in Section 424 of the Code or any "parent corporation" as defined in Section 424 of the Code. In the absence of any designation, Options granted under the Plan will be deemed to be non-qualified stock options. The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as incentive stock options under Section 422 of the Code. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Section 422 of the Code shall be redesignated as non-qualified stock options automatically on the date of such failure to continue to meet such requirements without further action by the Board.

     7. GRANT OF OPTIONS

     Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such Eligible Individuals as the Board may determine ("Optionees"), Options to purchase such number of shares of Common Stock on such terms and conditions as the Board may determine. The date on which the Board approves the grant of an Option (or such later date as is specified by the Board) shall be considered the date on which such Option is granted. Any Option granted to a "covered employee" as defined in Section 162(m)(3) of the Code ("Covered Employee") shall be made by the Outside Director Committee. The maximum number of shares of Common Stock subject to Options that may be granted during any calendar year under the Plan to any Covered Employee shall be One Million Five Hundred Thousand (1,500,000).

     8. LIMITATION ON INCENTIVE STOCK OPTIONS

     (a) Ten Percent Stockholder. Notwithstanding any other provision of this Plan to the contrary, no individual may receive an Incentive Stock Option under the Plan if such individual, at the time the Option is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of nStor, unless (i) the purchase price for each share of Common Stock subject to such Incentive Stock Option is at least 110 percent (110%) of the fair market value of a share of Common Stock on the date of grant (as determined in good faith by the Board) and (ii) such Incentive Stock Option is not exercisable after the date which is five (5) years from the date of grant.

     (b) Limitation on Grants. The aggregate fair market value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall be treated as non-qualified Stock options.

     9. OPTION AGREEMENTS

     All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by nStor and by the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

     10. OPTION PRICE

     Subject to the provisions of Section 8(a) above, the purchase price of each share of Common Stock subject to an Option (the "Option Price") shall be fixed by the Board and stated in each Option Agreement; provided that in the case of an Incentive Stock Option granted hereunder, the Option Price shall not be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date the Option is granted. If the Common Stock is then listed on any national securities exchange, the fair market value shall be the average of the high and low sale prices of the Common Stock on such exchange for the date as of which fair market value is being determined, as reported in The Wall Street Journal. If trading in the Common Stock does not occur on the date as of which fair market value is being determined, the high and low sale prices of the next preceding date on which the Common Stock was traded shall be used to determine the fair market value. If the Common Stock is not listed on any such exchange, the fair market value shall be determined in good faith by the Board.

     11. TERM AND VESTING OF OPTIONS

     (a) Option Period. Subject to the provisions of Section 8(a) and Section 14 hereof, each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten (10) years from the date such Option is granted, or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option. Notwithstanding the foregoing, the Board may in its discretion, at any time prior to the expiration or termination of any Option, extend the term of any such Option for such additional period as the Board in its discretion may determine; provided, however, that in no event shall the aggregate option period with respect to any Option, including the initial term of such Option and any extensions thereof, exceed ten (10) years.

     (b) Vesting. Options shall vest in accordance with the terms of the applicable Option Agreement. Notwithstanding the foregoing, the Board may in its discretion provide that any vesting or performance requirement or other such limitation on the exercise of an Option may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised.

     12. MANNER OF EXERCISE AND PAYMENT

     (a) Exercise. An Option that is exercisable hereunder may be exercised by delivery to nStor on any business day, at its principal office, addressed to the attention of the Secretary, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised, by one or more of the methods provided below. The minimum number of shares of Common Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of one hundred (100) shares or the maximum number of shares available for purchase under the Option at the time of exercise.

     (b) Payment. Payment of the Option Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) to the extent permitted by applicable law and agreed to by the Board in its sole and absolute discretion, through the tender to nStor of shares of Common Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 10 above) on the date of exercise; (iii) to the extent permitted by applicable law and agreed to by the Board in its sole and absolute discretion, by delivering a written direction to nStor that the Option be exercised pursuant to a "cashless" exercise/sale procedure (pursuant to which funds to pay for exercise of the Option are delivered to nStor by a broker upon receipt of stock certificates from nStor) or a "cashless" exercise/loan procedure (pursuant to which the Optionees would obtain a margin loan from a broker to fund the exercise) through a licensed broker acceptable to nStor whereby the stock certificate or certificates for the shares of Common Stock for which the Option is exercised will be delivered to such broker as the agent for the individual exercising the Option and the broker will deliver to nStor cash (or cash equivalents acceptable to nStor) equal to the Option Price for the shares of Common Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and other taxes that nStor may, in its judgment, be required to withhold with respect to the exercise of the Option; (iv) to the extent permitted by applicable law and agreed to by the Board in its sole and absolute discretion, by the delivery of a promissory note of the Optionee to nStor on such terms as the Board shall specify in its sole and absolute discretion; or (v) by a combination of the methods described in clauses (i), (ii), (iii) and (iv). Payment in full of the Option Price need not accompany the written notice of exercise if the Option is exercised pursuant to the "cashless" exercise/sale procedure described above. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

     (c) Issuance of Certificates. Promptly after the exercise of an Option, the individual exercising the Option shall be entitled to the issuance of a certificate or certificates evidencing his ownership of such shares of Common Stock. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Common Stock covered thereby are fully paid and issued to him and, except as provided in Section 15 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

     (d) Use of Proceeds. The proceeds received by nStor from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of nStor.

     13. TRANSFERABILITY OF OPTIONS

     (a) Incentive Stock Options. No Incentive Stock Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

     (b) Non-qualified Stock Options. Unless otherwise provided in an Option Agreement, non-qualified stock options shall be transferable to the extent permitted by the Board and by applicable law.

     14. TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY

     (a) General. Unless otherwise provided in an Option Agreement, upon the termination of the employment or other service of an Optionee with the Company, other than by reason of Cause (as defined in Section 14(b) below), retirement, death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, the Optionee shall have the right, at anytime within a period not to exceed thirty (30) days after the date of such termination and prior to the termination of the Option pursuant to Section 11(a) above, to exercise, in whole or in part, any portion of the vested option held by such Optionee at the date of the termination. Upon such termination any unvested Option shall expire and the Optionee shall have no further right to purchase shares of Common Stock pursuant to such unvested Option, except as otherwise provided by the Board. Notwithstanding the provisions of this Section 14, the Board may provide, in its discretion, that following the termination of employment or service of an Optionee with Company, for any reason, an Optionee may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to Section 11(a) above, either subject to or without regard to any vesting or other limitation on exercise imposed pursuant to Section 11(b) above. Unless otherwise determined by the Board, temporary absence from employment or service because of illness, vacation, approved leaves of absence, military service and transfer of employment shall not constitute a termination of employment or service with the Company.

     (b) Cause. Upon a termination of the employment or other service of an Optionee with the Company for Cause (as defined below) any Option granted to such Optionee shall expire and the Optionee shall have no further right to purchase shares of Common Stock pursuant to such Option. For purposes of this Plan, "Cause" means (i) failure or refusal of the Optionee to perform the duties and responsibilities that the Company requires to be performed by him, (ii) gross negligence or willful misconduct by the Optionee in the performance of his duties, (iii) commission by the Optionee of an act of dishonesty affecting the Company, or the commission of an act constituting common law fraud or a felony, or (iv) the Optionee's commission of an act (other than the good faith exercise of his business judgment in the exercise of his responsibilities) resulting in material damages to the Company. Notwithstanding the above, if an Optionee and the Company have entered into an employment agreement or other agreement with the Company which defines the term "Cause" for purposes of such agreement, "Cause" for purposes of this Plan shall be defined pursuant to the definition in such agreement rather than the definition set forth above. The Board shall determine whether Cause exists for purposes of this Plan and such determination shall be final, conclusive and binding on the Optionees.

     (c) Retirement. If an Optionee terminates employment or service with the Company by reason of retirement, the Optionee has the right, at any time within a period not to exceed one (1) year after the date of Optionee's retirement and prior to the termination of the Option pursuant to Section 11(a) above, to exercise, in whole or in part, any portion of the vested Option held by such Optionee at the date of such Optionee's retirement; provided, however, that in the case of an Incentive Stock Option, if an Optionee terminates employment or service with the Company by reason of retirement, and the Optionee exercises the Option more than three (3) months after the date of Optionee's retirement, the Option shall automatically be re-designated as a non-qualified stock option without any action by the Board. Upon such termination the Optionee's unvested Options shall expire and the Optionee shall have no further right to purchase shares of Common Stock pursuant to such unvested Option except as otherwise provided by the Board. For purposes of this Plan retirement shall mean a termination of employment or service with the Company at or after the age of 65 by any reason other than Cause, death or permanent and total disability.

     (d) Death or Disability. If an Optionee terminates employment or service with the Company by reason of death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), the Optionee or the Optionee's estate or the devisee named in the Optionee's valid last will and testament or the Optionee's heir at law who inherits the Option (whichever is applicable) has the right, at any time within a period not to exceed one (1) year after the date of such Optionee's death or "permanent and total disability" and prior to termination of the Option pursuant to Section 11(a) above, to exercise, in whole or in part, any portion of the vested Option held by such Optionee at the date of such Optionee's death or "permanent and total disability." Upon such termination the Optionee's unvested Options shall expire and the Optionee, the Optionee's estate, devisee or heir at law shall have no further right to purchase shares of Common Stock pursuant to such unvested Option except as otherwise provided by the Board.

     15.  RECAPITALIZATION,   REORGANIZATIONS,   CHANGE  IN  CONTROL  AND  OTHER
CORPORATE EVENTS

     (a) Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of nStor by reason of any recapitalization, reclassification, reorganization (other than as described in Section 15(b) below), stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of nStor or other increase or decrease in such shares effected without receipt of consideration by nStor occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Board (i) in the aggregate number and kind of shares of Common Stock available under the Plan, (ii) in the number and kind of shares of Common Stock issuable upon exercise of outstanding Options granted under the Plan, and (iii) in the Option Price per share of outstanding Options granted under the Plan.

     (b) Reorganization or Change in Control. Unless otherwise provided in an Option Agreement, in the event of a Reorganization (as defined below) of nStor or a Change in Control (as defined below) of nStor, the Board may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Options may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan and/or (ii) that Options shall terminate, provided however, that Optionee shall have the right, immediately prior to the occurrence of such Reorganization or Change in Control and during such reasonable period as the Board in its sole discretion shall determine and designate, to exercise any vested Option in whole or in part. In the event that the Board does not terminate an Option upon a Reorganization of nStor then each outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock would have been entitled to upon such Reorganization. For purposes of this Plan a "Reorganization" of an entity shall be deemed to occur if such entity is a party to a merger, consolidation, reorganization, or other business combination with one or more entities in which said entity is not the surviving entity, if such entity disposes of substantially all of its assets, or if such entity is a party to a spin-off, split-off, split-up or similar transaction; provided, however, that the transaction shall not be a Reorganization if nStor, any Parent or any Subsidiary is the surviving entity. For purposes of the Plan, a "Change in Control" shall be deemed to occur if any person or group of persons shall acquire direct or indirect beneficial ownership (whether as a result of stock ownership, revocable or irrevocable proxies or otherwise) of securities of an entity, pursuant to one or more transactions, such that after consummation and as a result of such transaction, such person has direct or indirect beneficial ownership of 50% or more of the total combined voting power of the Common Stock. For purposes of the Plan, a "person" shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a Parent or Subsidiary, and "beneficial ownership" shall be determined in accordance with Rule 13d-3 under the Exchange Act.

     (c) Change in Status of Parent or Subsidiary. Unless otherwise provided in an Option Agreement, in the event of a Change in Control or Reorganization of a Parent or Subsidiary, or in the event that a Parent or Subsidiary ceases to be a Parent or Subsidiary, the Board may, in its sole and absolute discretion, (i) provide on a case by case basis that some or all outstanding Options held by an Optionee employed by or performing service for such Parent or Subsidiary may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan and/or (ii) treat the employment or other services of an Optionee employed by such Parent or Subsidiary as terminated if such Optionee or Recipient is not employed by nStor or any Parent or Subsidiary immediately after such event.

     (d) Dissolution or Liquidation. Upon the dissolution or liquidation of nStor, the Plan shall terminate, and all Options outstanding hereunder shall terminate. In the event of any termination of the Plan under this Section 15(d), each individual holding an Option shall have the right, immediately prior to the occurrence of such termination and during such reasonable period as the Board in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any vesting or other limitation on exercise imposed pursuant to Section 11(b) above.

     (e) Adjustments. Adjustments under this Section 15 related to stock or securities of nStor shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     (f) No Limitations. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of nStor to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

     16. NON-EMPLOYEE DIRECTOR GRANTS

     (a) Initial Grants. Each category of Non-Employee Director (as defined below) of the Company described below shall be automatically granted an Option to purchase shares of Common Stock of the Company in the amounts, and effective as of the dates, set forth below:

     (i) for any Non-Employee Director elected by the shareholders of the Company subsequent to the Effective Date, such number of shares of Common Stock as the Board may determine, to be effective as of the date of such Non-Employee Director's election to the Board; and

     (ii) for any Non-Employee Director appointed by the Board subsequent to the Effective Date, such number of shares of common Stock as the Board may determine, to be effective at the time such Non-Employee Director's appointment to the Board becomes effective.

     For purposes of this Plan, Non-Employee Director shall have the meaning ascribed to such term in Rule 16b-3 promulgated under the Exchange Act.

     (b) Annual Grants. Each Non-Employee Director shall automatically be granted, effective each anniversary of his appointment to the Board, an Option to purchase 20,000 shares of Common Stock.

     (c) Option Price. The option price of each Share subject to an Option granted to an Non-Employee Director shall be the Fair Market Value of the Common Stock on the date the Option is granted.

     (d) Exercise of Options. All Options granted to a Non-Employee Director shall become exercisable on the first anniversary of the Date of Grant provided, however, that such Non-Employee Director continues to serve as a member of the Company's Board as of such date. Options may be exercised by the Non-Employee Director for a period of ten years from the date of grant provided, however, that in the event of the death of a Non-Employee Director, the Option shall be exercisable only within the twelve months next succeeding the date of death, and then only (i) by the executor or administrator of the Non-Employee Director's estate or by the person or persons to whom the Non-Employee Director's rights under the Option shall pass by the Non-Employee Director's will or the laws of descent and distribution, and (ii) if and to the extent that the Non-Employee Director was entitled to exercise the Option at the date of the Non-Employee Director's death, provided that in no event shall the Option be exercisable more than ten years after the Date of Grant.

     17. REQUIREMENTS OF LAW

     (a) Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option to comply with any law or regulation of any governmental authority.

     (b) Registration. At the time of any exercise of any Option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee (or Optionee's heirs, legatees or legal representative, as the case may be), as a condition to the grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee (or Optionee's heirs, legatees or legal representative, as the case may be) upon his or her exercise of part or all of the Option and a stop transfer order may be placed with the transfer agent. Each Option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to Company in its sole discretion. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Option, or to cause the exercise of an Option or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

     (c) Withholding. The Board may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) withholding the amount due from any such person's wages or compensation due to such person, or (iv) requiring the Optionee to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

     (d) Governing Law. This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

     18. AMENDMENT AND TERMINATION OF THE PLAN

     The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Options have not been granted; provided, however, that the approval by a majority of the votes present and entitled to vote at a duly held meeting of the stockholders of nStor at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, or by written consent in accordance with applicable state law and the Certificate of Incorporation and By-Laws of nStor shall be required for any amendment (i) that changes the requirements as to Eligible Individuals to receive Options under the Plan, (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Options that are granted under the Plan (except as permitted under Section 15 hereof), or (iii) if approval of such amendment is necessary to comply with federal or state law (including without limitation
Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded. Except as permitted under Section 15 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

     19. DISCLAIMER OF RIGHTS

     No provision in the Plan, any Option granted or any Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any Option holder, at any time, or to terminate any employment or other relationship between any individual and the Company. A holder of an Option shall not be deemed for any purpose to be a stockholder of nStor with respect to such Option except to the extent that such Option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the holder. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 15 hereof.

     20. NONEXCLUSIVITY OF THE PLAN

     The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights other than under the Plan.

     21. SEVERABILITY

     If any provision of the Plan or any Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

     22. NOTICES

     Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to nStor, to its principal place of business, attention:
Stock Option Administrator, and if to the holder of an Option, to the address as appearing on the records of the Company.

                                   PROXY CARD

nSTOR TECHNOLOGIES, INC.
10140 Mesa Rim Road
San Diego, CA  92121

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                          COMPANY'S BOARD OF DIRECTORS

        The undersigned holder of capital stock of nStor Technologies, Inc., a Delaware corporation (the "Company"), hereby appoints Jack Jaiven and H. Irwin Levy and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2001 Special Meeting of Stockholders of the Company, to be held at 10:00 a.m., local time, on January 10, 2001, at The Hilton Palm Beach Airport, 150 Australian Avenue, West Palm Beach, and at any adjournment(s) or postponement(s) thereof.

    (1) Approval of the issuance of (a) 39,000,000 shares, or approximately 34%, of our common stock to Halco Investments L.C., an entity controlled by Maurice Halperin, the chairman of our board of directors, upon conversion of our Series K Convertible Preferred Stock; (b) approximately 16,257,000 shares of our common stock to all of our preferred stockholders to induce such holders to convert their shares of preferred stock and any accrued dividends thereon into common stock; and (c) 750,000 shares of our common stock to H. Irwin Levy, the vice-chairman of our board of directors, in exchange for $300,000 owed to Mr. Levy by our company.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

             The disinterested members of our board of directors recommend that you vote "FOR" the approval of proposal 1.

    (2) Approval of an amendment to our certificate of incorporation increasing the number of authorized shares of common stock from 75,000,000 to 200,000,000.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

             The disinterested members of our board of directors recommend that you vote "FOR" the approval of proposal 2.

    (3)      Approval  of an   amendment  to our  certificate  of  incorporation
             eliminating the Series J Convertible Preferred Stock.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

             The members of our board of directors recommend that you vote "FOR" the approval of proposal 3.

    (4)      Approval and adoption of our 2001 Stock Option Plan.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

             The board of directors recommends that you vote "FOR" the approval of proposal 4.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting, and the proxy statement.

                    Dated_________________________, 2001


                    ------------------------------------
                               (Signature)

                    ------------------------------------
                        (Signature if held jointly)


IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.